INDEPENDENT AUDITORS' CONSENT
  We consent to the reference to our firm under the caption
  "Independent Auditors" and to the use of our report dated June 17, 1997, in the Registration Statement and related Prospectus of The Municipal Bond Trust, Series 225.
  /s/ ERNST & YOUNG LLP
  New York, New York
  June 24, 1997